SHARE EXCHANGE AGREEMENT

Between and Among

Sports Source, Inc.

and

Kinfair Holdings Limited

and

Auto Chance International Limited

Dated as of October 11, 2006

i

Exhibits
A. Suitability Letter
B. Investment Letter
ii

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 11th day of October 2006, by and between SPORTS SOURCE, INC., a Delaware corporation (hereinafter referred to as "Sports"), with offices at 421 7th Avenue, 14th Floor, New York, New York 10001 and KINFAIR HOLDINGS LIMITED, a Hong Kong corporation (hereinafter referred to as "Kinfair") and AUTO CHANCE INTERNATIONAL LIMITED (the “Shareholder”), upon the following premises:

Premises

WHEREAS, Sports is a publicly held corporation organized under the laws of the State of Delaware with no significant operations;

WHEREAS, Kinfair is a privately held corporation organized under the laws of Hong Kong;

WHEREAS, Sports agrees to acquire up to 100% of the issued and outstanding securities of Kinfair in exchange for the issuance of certain shares of Sports (the "Exchange") and the shareholder of Kinfair (the "Kinfair Shareholder") agrees to exchange his shares of Kinfair on the terms described herein.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF KINFAIR

As an inducement to, and to obtain the reliance of Sports, except as set forth in the Kinfair Schedules, (as hereinafter defined), Kinfair represents and warrants as of the date hereof and as of the Closing Date, as defined below, as follows:

Section 1.01  Organization. Kinfair is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the Kinfair Schedules are complete and correct copies of the articles of incorporation, and bylaws of Kinfair (or their equivalent) as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Kinfair’s articles of incorporation or bylaws. Kinfair has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. Kinfair has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02  Capitalization. The authorized capitalization of Kinfair consists of one shares of common stock, par value of $1.00 per share. There is one (1) share of common stock currently issued and outstanding. The issued and outstanding share is legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03  Subsidiaries and Predecessor Corporations. Except as set forth in the Kinfair Schedules, Kinfair does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation. For purposes hereinafter, the term "Finfair" also includes those subsidiaries set forth on the Kinfair Schedules.

Section 1.04  Financial Statements.

(a)  Included in the Finfair Schedules are (i) the audited balance sheets of Kinfair as of March 31, 2005 and March 31, 2006 and the related audited statements of operations, stockholders' equity and cash flows for the fiscal years ended March 31, 2005 and March 31, 2006 together with the notes to such statements and the opinion of Weinberg & Company, P.A., independent certified public accountants.

(b)  All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Kinfair balance sheets and true and accurate and present fairly as of their respective dates the financial condition of Kinfair. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Kinfair had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Kinfair, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c)  Kinfair has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(d)  Kinfair has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(e)  All of Kinfair’s assets are reflected on its financial statements, and, except as set forth in the Kinfair Schedules or the financial statements of Kinfair or the notes thereto, Kinfair has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05  Information. The information concerning Kinfair set forth in this Agreement and in the Kinfair Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.06   Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Kinfair.

Section 1.07  Absence of Certain Changes or Events. Since March 31, 2006:

(a)  there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Kinfair;

(b)  Kinfair has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)  Kinfair has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.08  Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Kinfair after reasonable investigation, threatened by or against Kinfair or affecting Kinfair or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Kinfair does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09  Contracts.

(a)  All "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Kinfair is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the Kinfair Schedules. A "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000);

(b)  All contracts, agreements, franchises, license agreements, and other commitments to which Kinfair is a party or by which its properties are bound and which are material to the operations of Kinfair taken as a whole are valid and enforceable by Kinfair in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c)  Except as included or described in the Kinfair Schedules or reflected in the most recent Kinfair balance sheet, Kinfair is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Kinfair.

Section 1.10  No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Kinfair is a party or to which any of its assets, properties or operations are subject.

Section 1.11  Compliance With Laws and Regulations. To the best of its knowledge, Kinfair has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Kinfair or except to the extent that noncompliance would not result in the occurrence of any material liability for Kinfair. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.12  Approval of Agreement. The Board of Directors of Kinfair has authorized the execution and delivery of this Agreement by Kinfair and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Kinfair Shareholder that the Exchange be accepted by his.

Section 1.13  Valid Obligation. This Agreement and all agreements and other documents executed by Kinfair in connection herewith constitute the valid and binding obligation of Kinfair, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SPORTS

As an inducement to, and to obtain the reliance of Kinfair and the Kinfair Shareholder, except as set forth in the Sports Schedules (as hereinafter defined), Sports represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01  Organization. Sports is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the Sports Schedules are complete and correct copies of the certificate of incorporation and bylaws of Sports as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Sports’s certificate of incorporation or bylaws. Sports has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Sports has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02  Capitalization. Sports's authorized capitalization consists of (a) 100,000,000 shares of common stock, par value $.001 per share (“Sports Common Stock”), of which 18,840,000 shares are issued and outstanding, of which 3,240,000 have been registered for resale with the Securities and Exchange Commission pursuant to an effective registration statement, and (b) 10,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03  Subsidiaries and Predecessor Corporations. Sports does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04  Financial Statements.

(a)  Included in the Sports Schedules are (i) the audited balance sheets of Sports as of March 31, 2005 and the related audited statements of operations, stockholders' equity and cash flows for December 31, 2005 together with the notes to such statements and the opinion of Webb & Company, P.A., independent certified public accountants with respect thereto.

(b)  Included in the Sports Schedules are: (i) an unaudited balance sheets of March 31 and June 30 2006 and the related unaudited statements of operations, stockholders’ equity and cash flows for the quarters ended on such dates and all such financial statements have been reviewed by Webb & Company, P.A.

(c)  All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Sports balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Sports. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Sports had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Sports, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(d)  Sports has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(e)  Sports has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(f)  All of Sports’s assets are reflected on its financial statements, and, except as set forth in the Sports Schedules or the financial statements of Sports or the notes thereto, Sports has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05  Information. The information concerning Sports set forth in this Agreement and the Sports Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.06  Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Sports.

Section 2.07  Absence of Certain Changes or Events. Since the date of the most recent Sports balance sheet:

(a)  There has not been any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Sports;

(b)  Sports has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements other than in the ordinary course of business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c)  Sports has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

Section 2.08  Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Sports after reasonable investigation, threatened by or against Sports or affecting Sports or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Sports Schedules. Sports has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09  Contracts.

(a)  Sports is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

(b)  Sports is not a party to or bound by, and the properties of Sports are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c)  Sports is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Sports.

Section 2.10  No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Sports is a party or to which any of its assets, properties or operations are subject.

Section 2.11  Compliance With Laws and Regulations. To the best of its knowledge, Sports has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12  Approval of Agreement. The Board of Directors of Sports has authorized the execution and delivery of this Agreement by Sports and has approved this Agreement and the transactions contemplated hereby.

Section 2.13  Material Transactions or Affiliations. Except as disclosed herein and in the Sports Schedules, there exists no contract, agreement or arrangement between Sports and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Sports to own beneficially, 5% or more of the issued and outstanding common stock of Sports and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of Sports has, or has had since inception of Sports, any known interest, direct or indirect, in any such transaction with Sports which was material to the business of Sports. Sports has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14  Bank Accounts; Power of Attorney. Set forth in the Sports Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Sports within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Sports, (b) all safe deposit boxes and other similar custodial arrangements maintained by Sports within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from Sports or who are otherwise authorized to act on behalf of Sports with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.15  Valid Obligation. This Agreement and all agreements and other documents executed by Sports in connection herewith constitute the valid and binding obligation of Sports, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.16  Filings. Sports has timely filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended.

ARTICLE III
PLAN OF EXCHANGE

Section 3.01  The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), the Kinfair Shareholder who has elected to accept the exchange offer described herein (the "Accepting Shareholder") by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Kinfair set forth on the Kinfair Schedule attached hereto, constituting all of the shares of common stock including voting power, of Kinfair held by such Shareholder; the objective of such Exchange being the acquisition by Sports of not less than 100% of the issued and outstanding common stock, in the aggregate of Kinfair . In exchange for the transfer of such securities by the Kinfair Shareholder, Sports shall issue to the Kinfair Shareholder 7,500,000 shares, representing 59.34% of total Sports Common Stock for each share of Kinfair Common Stock held by the Kinfair Shareholder (the “Initial Shares”). In the event the Exchange is consummated, as provided in Section 5.05, but less than 100% of the common stock of Kinfair is delivered to Sports the number of Shares issuable by Sports to the Kinfair Shareholder as described above shall be reduced proportionately. At the Closing, the Kinfair Shareholder shall, on surrender of his certificate or certificates representing his Kinfair shares to Sports or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Initial Shares. Upon consummation of the transaction contemplated herein, all of the shares of capital stock of Kinfair shall be held by Sports. Upon consummation of the transaction contemplated herein (including, but not limited to, the cancellation of the shares set forth in Section 4.05 below), there shall be 12,640,000 shares of Sports Common Stock issued and outstanding.

Section 3.02  Anti-Dilution. The number of shares of Sports Common Stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Sports Common Stock which may occur, other than the recapitalization described in Section 4.14, (i) between the date of the execution of this Agreement and the Closing Date, as to the Initial Shares, and (ii) between the date of the execution of this Agreement and the release date.

Section 3.03  Closing Events. At the Closing, Sports, Kinfair and the Accepting Shareholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.04  Termination. This Agreement may be terminated by the Board of Directors of Kinfair or Kinfair only in the event that Sports or Kinfair do not meet the conditions precedent set forth in Articles V and VI. If this Agreement is terminated pursuant this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01  Access to Properties and Records. Sports and Kinfair will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Sports or Kinfair , as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Sports or Kinfair , as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02  Delivery of Books and Records. At the Closing, Kinfair shall deliver to Sports the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Kinfair now in the possession of Kinfair or its representatives. Sports shall deliver to Kinfair the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Sports now in the possession of Sports or its representatives.

Section 4.03  Third Party Consents and Certificates. Sports and Kinfair agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04  Sports Shareholder Meeting. Sports shall promptly call a special shareholders meeting to be held on or prior to the Closing Date at which meeting the shareholders of Sports shall be requested to approve, and Sports’s Board of Directors shall recommend approval of, the terms of this Agreement and the name change described in Section 4.04 and such other matters as shall require shareholder approval hereunder. In addition, Sports shall promptly file with the SEC necessary disclosure statements required by federal securities law. After achieving the requested vote, Sports shall immediately file the Restated COI.

Section 4.05  Cancellation of Certain Shares of Sports Common Stock.

 Prior to the Closing Date, James Tubbs, the principal shareholder and current officer and director will cancel a total number of 13,700,000 shares of Sports Common Stock. In addition, in consideration for the cancellation of these shares, James Tubbs will be entitled to all funds remaining in the Sports bank account at Closing as well as the Sports website and domain name at www.sportssource.com.

Section 4.06  Designation of Directors and Officer.

Upon signing this Agreement, Sports shall increase its Board of Directors to six (6) and Mr. Wang Gui Quan will immediately be added to the Board of Directors:  After compliance with Rule 14F-1, promulgated under the Securities Exchange Act of 1934, as amended, the following directors will take the position of Director, Mr. Chen Si Qiang Mr. Zhou Dian Chang, Mr. Mr. Mai Xiao Fu and Mr. Chen Ran, and the existing director of Sports, Mr. James Tubbs, after the signing of this Agreement, shall tender his resignation effective upon the expiration of the time periods required under Rule 14F-1. In addition, upon the signing of this Agreement, Sports shall immediately appoint as officers of Sports the following persons: Mr. Wang Gui Quan, as President and Mr. Li Dong Lai, Mr. Wu Peng and Mr. Wang Xiang Fu as Vice President.

Section 4.07  Exclusive Dealing Rights. Until 5:00 P.M. New York City Time on October 11, 2006:

(a)  In recognition of the substantial time and effort which Sports has spent and will continue to spend in investigating Kinfair and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Kinfair, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Sports and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Kinfair) or similar transactions involving Kinfair(all such transactions being referred to as "Kinfair Acquisition Transactions"), other than activities related to financings. If Kinfair receives any proposal with respect to a Kinfair Acquisition Transaction, it will immediately communicate to Sports the fact that it has received such proposal and the principal terms thereof.

(b)  In recognition of the substantial time and effort which Kinfair has spent and will continue to spend in investigating Sports and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Sports, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (all such transactions being referred to as "Sports Acquisition Transactions"). If Sports receives any proposal with respect to a Sports Acquisition Transaction, it will immediately communicate to Kinfair the fact that it has received such proposal and the principal terms thereof.

Section 4.08  Actions Prior to Closing.

(a)  From and after the date of this Agreement until the Closing Date and except as set forth in the Sports Schedules or Kinfair Schedules or as permitted or contemplated by this Agreement, Sports (subject to paragraph (d) below) and Kinfair respectively, will each:

(i)  carry on its business in substantially the same manner as it has heretofore;

(ii)  maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii)  maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv)  perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v)  use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi)  fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)  From and after the date of this Agreement until the Closing Date, neither Sports nor Kinfair will:

(i)  make any changes in their articles or certificate of incorporation or bylaws except as contemplated by this Agreement including a name change;

(ii)  take any action described in Section 1.07 in the case of Kinfair or in Section 2.07, in the case of Sports (all except as permitted therein or as disclosed in the applicable party's schedules);

(iii)  enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv)  sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

Section 4.09  Indemnification.

(a)  Finfair hereby agrees to indemnify Sports and each of the officers, agents and directors of Sports as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b)  The Kinfair Shareholder, agrees to indemnify Sports and each of the officers, agents and directors of Sports as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article 3.01 of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(c)  Sports hereby agrees to indemnify Kinfair and each of the officers, agents, and directors of Kinfair and the Kinfair Shareholder as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 4.10  The Acquisition of Sports Common Stock. Sports and Kinfair understand and agree that the consummation of this Agreement including the issuance of the Sports common stock to Kinfair Shareholder in exchange for the Kinfair Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Sports and Kinfair agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a)  In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each shareholder of Kinfair shall execute and deliver to Sports an Suitability Letter and an Investment Representation Letter in substantially the same form as that attached hereto as Exhibit A and Exhibit B, respectively.

(b)  In connection with the transaction contemplated by this Agreement, Sports and Kinfair shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of Kinfair reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c)  In order to more fully document reliance on the exemptions as provided herein, Kinfair, the Kinfair Shareholder, and Sports shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Kinfair or Sports and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d)  The Kinfair Shareholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 4.11  Sales of Securities Under Rule 144, If Applicable.

(a)  Sports will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(b)  Upon being informed in writing by any person holding restricted stock of Sports that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Sports will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person’s restricted stock under Rule 144, as may be applicable under the circumstances.

(c)  If any certificate representing any such restricted stock is presented to Sports’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, Sports will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

(d)  This Section 4.12 shall survive the closing of this Agreement for a period of two (2) years.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF SPORTS

The obligations of Sports under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01  Accuracy of Representations and Performance of Covenants. The representations and warranties made by Kinfair and Kinfair Shareholder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Kinfair shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Kinfair prior to or at the Closing. Sports shall be furnished with a certificate, signed by a duly authorized executive officer of Kinfair and dated the Closing Date, to the foregoing effect.

Section 5.02  Officer's Certificate. Sports shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Kinfair to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Kinfair threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Kinfair Schedules, by or against Kinfair, which might result in any material adverse change in any of the assets, properties, business, or operations of Kinfair.

Section 5.03  Good Standing. Sports shall have received a certificate of good standing from The Companies’ Registries of Hong Kong, dated as of a date within ten days prior to the Closing Date certifying that Kinfair is in good standing as a corporation in Hong Kong.

Section 5.04  Approval by Kinfair Shareholder. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than ninety-five percent (95%) of the outstanding common stock and preferred stock, including voting power, of Kinfair, unless a lesser number is agreed to by Sports.

Section 5.05  No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.06  Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Kinfair after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.07  Other Items.

(a)  Sports shall have received a list containing the name, address, and number of shares held by the Kinfair Shareholder as of the date of Closing, certified by an executive officer of Kinfair as being true, complete and accurate; and

(b)  Sports shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Sports may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF KINFAIR
AND THE KINFAIR SHAREHOLDER

The obligations of Kinfair and the Kinfair Shareholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01  Accuracy of Representations and Performance of Covenants. The representations and warranties made by Sports in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, Sports shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Sports.

Section 6.02  Officer's Certificate. Kinfair shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Sports, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Sports threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Sports Schedules, by or against Sports, which might result in any material adverse change in any of the assets, properties or operations of Sports.

Section 6.03  Good Standing. Kinfair shall have received a certificate of good standing from the Secretary of State of Delaware or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Sports is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04  No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05  Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Sports after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.06  Other Items. Kinfair shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Kinfair may reasonably request.

ARTICLE VII
MISCELLANEOUS

Section 7.01  Brokers. Sports and Kinfair agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Sports and Kinfair each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02  Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York. Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03  Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Kinfair, to:	Mr. Wang Gui Quan Luoshan Xicheng Industrial District Xinyang County, Henan Province P.R.China Post code: 464200 Tel: (86-376) 216-9990 Fax: (86-376) 216-9211

With copies to:	Robert Matlin, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 599 Lexington Avenue New York, NY 10022

If to Sports, to:	James Tubbs 421 7th Avenue, 14th floor New York, NY 10001

With copies to:	Gregg E. Jaclin, Esq. Anslow & Jaclin, LLP 195 Route 9, Suite 204 Manalapan, New Jersey 07726

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04  Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05  Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06  Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07  Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.08  Third Party Beneficiaries. This contract is strictly between Sports and Kinfair, and, except as specifically provided, no director, officer, stockholder (other than the Kinfair Shareholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09  Expenses. Subject to Section 7.04 above, whether or not the Exchange is consummated, each of Sports and Kinfair will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.10  Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11  Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 7.12  Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13  Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14  Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

SPORTS SOURCE, INC.

By: /S/ James Tubbs
Name: James Tubbs
Title: President

KINFAIR HOLDINGS LIMITED

By: /S/ Wang Gui Quan
Name: Wang Gui Quan
Title: President

The undersigned Shareholder of Kinfair hereby agree to participate in the Exchange on the terms set forth above. Subject to Section 7.11 above, the undersigned hereby represents and affirms that he has read each of the representations and warranties of Kinfair set out in Article I hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.

AUTO CHANCE INTERNATIONAL LIMITED

By:  /S/ Chen Wei Dong
Name: Chen Wei Dong
Title: Authorized representative

Exhibit A

SUITABILITY LETTER

TO: Sports Source, Inc.

I make the following representations with the intent that they may be relied on by Sports Source, Inc. (the "Company"), in determining my suitability as a purchaser of securities of the Company (the "Shares").

2.  I have had the opportunity to ask questions of, and receive answers and information, from the officers of the Company and I deemed such information sufficient to make an investment decision on the Company.

3.  I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company, its business activities, and the risks and merits of this prospective investment, and I am not utilizing a purchaser representative (as defined in regulation D) in connection with the evaluation of such risks and merits, except as set forth in paragraph 3.

4.  I shall provide a separate written statement from each purchaser representative on the Purchaser Representative Acknowledgment form available from the Company in which is disclosed (i) the relationship of the purchaser representative with the Company, if any, which has existed at any time during the previous two years, and compensation received or to be received as a result of such relationship, and (ii) the education, experience, and knowledge in financial and business matters which enables the purchaser representative to evaluate the relative merits and risks of an investment in the Company.

5.  The undersigned and the purchaser representatives listed above, if any, together have such knowledge and experience in financial and business matters that they are capable of evaluating the Company and the proposed activities thereof and the merits and risks of this prospective investment.

6.  I have adequate means of providing for my current needs and possible personal contingencies and have no need in the foreseeable future for liquidity of an investment in the Company.

7.  Instructions: Complete either (a) or (b) below, as applicable:

(a)  FOR ACCREDITED INVESTORS. I confirm that I am an "accredited investor" as defined under rule 501 of regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as checked below:

(i)  Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any small business investment company licensed by the U. S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Yes ☐ No

(ii)  Any private business development company as defined in section 302(a)(22) of the Investment Advisers Act of 1940;

☐ Yes ☐ No

(iii)  Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Yes ☐ No

(iv)  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Yes ☐ No

(v)  Any natural person whose individual net worth or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

☐ Yes ☐ No

For purposes of category (v), the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purposes of category (v) above, the undersigned's principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

(vi)  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Yes ☐ No

In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(vii)  Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii); and

☐ Yes ☐ No

(viii)  Any entity in which all of the equity owners are accredited investors.

☐ Yes ☐ No

(b)  FOR NONACCREDITED INVESTORS. I am not an accredited investor.

The following information is being provided here in lieu of furnishing a personal financial statement.

(i)  My net worth excluding principal residence, furnishings, and automobiles is at least _____ times the total investment I intend to make in the Company;

(ii)  My annual disposable income, after excluding all of my personal and family living expenses and other cash requirements for current obligations, is such that the loss of my entire investment in the Company would not materially alter my standard of living;

☐ Yes ☐ No

(iii)  Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

☐ Yes ☐ No

7.  I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information provided me.

8.  I have personally communicated or been offered the opportunity to communicate with executive officers of the Company to discuss the business and financial affairs of the Company, its products and activities, and its plans for the future. I acknowledge that if I would like to further avail myself of the opportunity to ask additional questions of the Company, the Company will make arrangements for such an opportunity on request.

9.  I have been advised that no accountant or attorney engaged by the Company is acting as my representative, accountant, or attorney.

10.  I will hold title to my interest as follows:

☐	Community Property	☐	Separate Property

☐	Joint Tenants, with Right of Survivorship	☐	Tenants in Common

		☐	Other (Single Person, Trust, Etc., Please Indicate.)

_________________________________

11.  I am a bona fide resident of the state of __________. The address below is my true and correct principal residence.

DATED this ____ day of __________, 2006.

Name (Please Print)	Name of Joint Subscriber, If Any

Signature	Signature

Street Address	Street Address

City, State, and Zip Code	City, State, and Zip Code

INVESTMENT LETTER

Sports Source, Inc.

Re: Purchase of shares of Common Stock of Sports Source, Inc.

Gentlemen:

In connection with the acquisition by the undersigned of shares of Common Stock of Sports Source, Inc.(the “Securities”), the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the "Securities Act"), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an "underwriter" within the meaning of the Securities Act. It is understood that the definition of an "underwriter" focuses on the concept of "distribution" and that any subsequent disposition of the subject Securities can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act. After one year from the date the Securities are fully paid for and the subscription is accepted by the issuer, all as calculated in accordance with rule 144(d), sales of the Securities in reliance on rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two year from the date the Securities are fully paid for, as calculated in accordance with rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

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Sports Source, Inc.
Page Two

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make rule 144 available, except as may be expressly agreed to by it in writing; in the event rule 144 is not available, compliance with regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer's registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the convertible promissory notes and warrants composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the Securities in the absence of compliance with rule 144 unless the undersigned furnishes the issuer with a "no-action" or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein. The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

Very truly yours,

Dated:
(Subscriber)

(Joint Subscriber)

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